Exhibit 107.1

Calculation of Filing Fee Tables
Form S-8
(Form Type)
Aramark
(Exact Name of Registrant as Specified in its Charter)
Newly Registered Securities

Security Type	Title of Securities to be Registered(1)	Fee Calculation Rule	Amount To Be Registered	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee
Equity	Third Amended and Restated Aramark 2005 Deferred Compensation Plan Deferral Obligations(1)	Rule 457(h)	$5,800,000	100%	$5,800,000	0.0000927	$537.66
Equity	Second Amended and Restated Aramark Savings Incentive Retirement Plan Deferral Obligations(2)	Rule 457(h)	$188,000,000	100%	$188,000,000	0.0000927	$17,427.60
Total Offering Amounts					$193,800,000		$17,965.26
Total Fee Offsets
Net Fee Due							$17,965.26
(1) The Third Amended and Restated Aramark 2005 Deferred Compensation Plan Deferral Obligations are unsecured obligations of Aramark to pay deferred compensation in the future in accordance with the terms of the Third Amended and Restated Aramark 2005 Deferred Compensation Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also relates to an indeterminate amount of interests to be offered or sold pursuant to the Third Amended and Restated Aramark 2005 Deferred Compensation Plan.

(2) The Second Amended and Restated Aramark Savings Incentive Retirement Plan Deferral Obligations are unsecured obligations of Aramark to pay deferred compensation in the future in accordance with the terms of the Second Amended and Restated Aramark Savings Incentive Retirement Plan. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also relates to an indeterminate amount of interests to be offered or sold pursuant to the Second Amended and Restated Aramark Savings Incentive Retirement Plan.

(3) The proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) under the Securities Act.